Award No. 00007861

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Exhibit 10.9

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated as of February 20, 2019 (the “Date of Grant”), is entered into by and between GUESS?, INC., a Delaware corporation (the “Company”), and Carlos E. Alberini (the “Grantee”).

RECITALS

WHEREAS, the Company maintains the Guess?, Inc. 2004 Equity Incentive Plan (as Amended and Restated as of May 19, 2017) (the “Plan”).

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has determined to grant a restricted stock unit award (this “Award”) to the Grantee under the Plan in order to increase Grantee’s participation in the success of the Company;

NOW, THEREFORE, the parties hereto agree as follows:

1.
Definitions; Incorporation of Plan Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, except where a capitalized term is defined in the Executive Employment Agreement between the Company and the Grantee, dated January 27, 2019 (the “Employment Agreement”), and this Agreement indicates the definition used in the Employment Agreement shall apply for purposes of this Agreement as well. This Award and all rights of the Grantee under this Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. Except as specifically provided in this Agreement, in the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern.

2.
Grant of Restricted Stock Units. The Company hereby grants to the Grantee as of the Date of Grant (set forth above) a right to receive 150,000 shares of the Company’s common stock subject to the terms, conditions, and restrictions set forth herein (the “Restricted Stock Units”). As used herein, the term “Restricted Stock Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), solely for purposes of the Plan and this Agreement. The Restricted Stock Units shall be used solely as a device for the determination of the number of shares of Common Stock to be delivered to the Grantee pursuant to this Agreement. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind. The Grantee shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 4 with respect to Dividend Equivalent Rights) and no voting rights with respect to the Restricted Stock Units and any shares of Common Stock underlying or issuable in respect of such Restricted Stock Units (“Award Shares”) until such shares of Common Stock are actually issued to and held of record by the Grantee. This Award is in complete satisfaction

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of the Grantee’s right to receive a “Signing Restricted Stock Unit Award” (as such term is defined in the Employment Agreement) pursuant to Section 4 of the Employment Agreement.

3.
Vesting. This Award shall be fully vested as of the Date of Grant; provided, however, that in the event the Grantee’s Service with the Company is terminated by the Grantee other than for “Good Reason” (as defined in the Employment Agreement) at any time prior to the first anniversary of the Date of Grant, this Award and the Restricted Stock Units subject hereto shall, regardless of the number of days the Grantee was employed by or provided services to the Company prior to the date of such termination of the Grantee’s Service, terminate and be cancelled as of the date of such termination of Service, and the Executive shall be required to immediately return the Award Shares issued in respect of such Restricted Stock Units to the Company (as to any such Award Shares theretofore sold, the Grantee shall be required to return to the Company the amount of the proceeds from the sale thereof) together with the amount of any dividends or other distributions theretofore received with respect to such Award Shares. Sections 14(a) and 14(b) of the Plan shall not apply to the Award. As used herein, the term “Service” means employment by the Company or a Subsidiary.

4.
Dividend Equivalents. If a cash dividend is paid with respect to the Common Stock while any Restricted Stock Units subject to the Award are outstanding, the Grantee shall be credited with an amount in cash equal to the dividends the Grantee would have received if he had been the owner of the shares of Common Stock subject to such outstanding Restricted Stock Units; provided, however, that no amount shall be credited with respect to shares that have been delivered to the Grantee as of the applicable dividend record date. Any amounts credited under this Section 4 (“Dividend Equivalents”) shall be subject to the same terms and conditions as the Restricted Stock Units to which they relate and shall be paid (or, if applicable, be forfeited) at the same time as the Restricted Stock Units to which they relate.

5.
Delivery of Shares. Except as otherwise provided in Section 7 below with respect to a Change in Control, the Company shall deliver or cause to be delivered to the Grantee the number of Award Shares subject to this Award on (or within three business days following) the Date of Grant. Any Dividend Equivalents described in Section 4 above related to such Award Shares shall be paid in cash at the same time as the delivery of the Award Shares under this Section 5.

6.
Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s Common Stock contemplated by Section 16(b) of the Plan, the Committee will make adjustments, if appropriate, in the number of Restricted Stock Units and the number and kind of securities subject to the Award.

7.
Change in Control. Notwithstanding anything to the contrary in Section 3 or Section 5 of this Agreement or any provision of the Plan, the following provisions shall apply upon a Change in Control (as defined in the Employment Agreement):

A.
If a Change in Control occurs and the then-outstanding portion of this Award is not continued following such event or assumed or converted into restricted stock units of any successor entity to the Company or a parent thereof (the “Successor Entity”), the forfeiture provision set forth under Section 3 of this Award shall no longer apply

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and such Restricted Stock Units shall be settled at the time(s) otherwise provided in Section 5; provided that if such Change in Control constitutes a “change in the ownership or effective control” of the Company, or a change “in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code (a “Section 409A Change in Control”), outstanding Restricted Stock Units and related Dividend Equivalents shall be settled upon or as soon as practicable after the date of such Change in Control to the extent such acceleration of payment can be made in accordance with Treas. Reg. §1.409A-3(j)(4)(ix) (or other exemption from the general prohibitions on accelerations of payments under Section 409A of the Code) and not result in any tax, penalty or interest under Section 409A of the Code. In connection with any such Change in Control where payment of outstanding Restricted Stock Units subject to the Award will not be made in connection with the Change in Control, the Committee may make provision for such Restricted Stock Units to become payable in cash based on the Fair Market Value of a share of Common Stock at the time of such Change in Control (with interest for the period from the date of such Change in Control to the applicable payment date at such rate as determined by the Committee based on the interest earned by interest bearing, FDIC insured deposits) as opposed to being payable in securities.

B.
If the then-outstanding portion of this Award is continued following such event or is assumed or converted into restricted stock units of any Successor Entity, the forfeiture provision set forth under Section 3 above shall continue to apply following such Change in Control, and the Award (to the extent not forfeited in accordance with Section 3) shall be settled as provided in Section 5 of this Agreement.

Section 17 of the Plan shall not apply with respect to the Award.

8.
Restrictions on Transfer. The Grantee may not sell, assign, transfer, pledge, encumber or otherwise alienate, hypothecate or dispose of this Award or the Grantee’s right hereunder to receive Award Shares, except as otherwise provided in the Committee’s sole discretion consistent with the Plan and applicable securities laws.

9.	Taxes.

A.
Subject to the Company’s ability to comply with applicable laws, rules, and regulations, and unless the Grantee has provided in advance of the applicable withholding event sufficient cash to cover the applicable withholding obligations, upon any distribution of shares of Common Stock in respect of the Award, the Company shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (at the time of such withholding, based on the last closing price (in regular trading) of a share of the Company’s common stock on the New York Stock Exchange available at the time of such withholding) to satisfy any withholding obligations (including both income tax and the Grantee’s portion of employment tax withholding obligations) of the Company or its Subsidiaries with respect to such distribution of shares.  In the event that the Company cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Award, the Company shall be entitled

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to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

B.
It is intended that any amounts payable under this Agreement shall either be exempt from or comply with Section 409A of the Code (including the Treasury regulations and other published guidance relating thereto) (“Code Section 409A”) so as not to subject the Grantee to payment of any additional tax, penalty or interest imposed under Code Section 409A. The provisions of this Agreement shall be construed and interpreted to avoid the imputation of any such additional tax, penalty or interest under Code Section 409A yet preserve (to the nearest extent reasonably possible) the intended benefit payable to the Grantee.

C.
If the Grantee is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the date of the Grantee’s “separation from service” (as such term is defined for purposes of Code Section 409A), the Grantee shall not be entitled to any payment or benefit pursuant to this Award until the earlier of (i) the date which is six (6) months after the Grantee’s separation from service for any reason other than death, or (ii) the date of the Grantee’s death. The provisions of this Section 9(C) shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Code Section 409A. Any amounts otherwise payable to the Grantee upon or in the six (6) month period following the Grantee’s separation from service that are not so paid by reason of this Section 9(C) shall be paid (without interest, except as otherwise provided for in Section 7(A)) as soon as practicable (and in all events within thirty (30) days) after the date that is six (6) months after the Grantee’s separation from service (or, if earlier, as soon as practicable, and in all events within thirty (30) days, after the date of the Grantee’s death). For avoidance of doubt, Dividend Equivalents under Section 4 shall continue to be credited during the period of such six-month delay until the Restricted Stock Units are actually settled.

10.
Compliance. The Grantee hereby agrees to cooperate with the Company, regardless of Grantee’s employment status with the Company, to the extent necessary for the Company to comply with applicable state and federal laws and regulations relating to the Restricted Stock Units.

11.
Notices. Any notice required or permitted under this Agreement shall be deemed given when personally delivered, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at the address on record with the Company or such other address as may be designated by Grantee in writing to the Company; or to the Company, Attention: Stock Plan Administration, 1444 South Alameda Street, Los Angeles, California 90021, or such other address as the Company may designate in writing to the Grantee.

12.
Failure to Enforce Not a Waiver. The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

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13.
Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to Delaware or other laws that might cause other law to govern under applicable principles of conflicts of law.  For purposes of litigating any dispute that arises under this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Los Angeles County, or the federal courts for the United States for the Central District of California, and no other courts, where this Agreement is made and/or to be performed.

14.
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future restricted stock or restricted stock units that may be awarded under the Plan by electronic means or request Grantee’s consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.
Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16.	Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by both parties.

17.
Agreement Not a Contract of Employment. Neither the grant of the Restricted Stock Units, this Agreement nor any other action taken in connection herewith shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee is an employee of the Company or any subsidiary of the Company.

18.
Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Stock Units.

19.	Termination of this Agreement. Upon termination of this Agreement, all rights of the Grantee hereunder shall cease.

20.
Clawback Policy. This Award is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Award or any shares of Common Stock or other cash or property received with respect to the Award (including any value received from a disposition of the shares acquired in respect of the Award).

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Grantee has hereunto set his or her hand as of the date and year first above written.
GUESS?, INC.,
a Delaware corporation

By: /s/ Jason T. Miller
Print Name: Jason T. Miller
Its: Secretary
GRANTEE
/s/ Carlos E. Alberini
Signature

Carlos E. Alberini
Print Name

Employee ID

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MARITAL STATUS
    I AM NOT MARRIED.

I AM MARRIED AND HAVE INFORMED MY SPOUSE OF THIS EQUITY GRANT. (Please have your spouse sign the Consent of Spouse section below.)

GRANTEE
/s/ Carlos E. Alberini
Signature

Carlos E. Alberini
Print Name

CONSENT OF SPOUSE
In consideration of the execution of the foregoing Restricted Stock Unit Agreement by Guess?, Inc., a Delaware corporation, I, _____________________________, the spouse of the Grantee therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Unit Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:    ___________________

Signature of Spouse

Print Name

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